UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) December 21, 2006

Merchants Bancshares, Inc. (Exact Name of Registrant As Specified In Its Charter)

Delaware	0-11595	03-0287342
(State Or Other Jurisdiction Of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

275 Kennedy Drive So. Burlington, Vermont (Address Of Principal Executive Offices)		05403 (Zip Code)

(802) 658-3400 (Registrant's telephone number, including area code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2006, Merchants Bancshares, Inc. (the "Company") entered into employment agreements with both Joseph L. Boutin and Michael R. Tuttle relative to their new positions within the Company, effective January 1, 2007.

This Amendment on Form 8-K/A ("Amendment") to the Form 8-K filed on November 16, 2006 is being filed for the purpose of disclosing the material terms of the employment agreement between Mr. Tuttle and the Company. Additionally the material terms of the employment agreement between Mr. Boutin and the Company are furnished within this Amendment.

The employment agreement between Mr. Tuttle and the Company, included as Exhibit 10.1 to this Amendment, is incorporated herein by reference. The term of this agreement commences January 1, 2007 and continues until December 31, 2009, unless earlier terminated or further renewed in accordance with the agreement.  Mr. Tuttle is employed as the President, Chief Executive Officer and Director of the Company and its subsidiary Merchants Bank, and is to receive an annual salary of $190,000 (subject to increase as provided in the agreement).  He is also entitled to incentive payments determined by the Boards of Directors of the Company and Merchants Bank upon the attainment of certain targets.  If Mr. Tuttle is discharged without "Cause" (as defined in the agreement) or resigns for "Good Reason" (as defined in the agreement), he is entitled to one year's salary, provided he sign a release in favor of the Company and Merchants Bank.  If his employment terminates due to his disability, he is entitled to the greater of one year's salary and the benefits payable, and actually paid, to him under disability insurance, provided he sign a release in favor of the Company and Merchants Bank.  Under the agreement, Mr. Tuttle is obligated to maintain the confidentiality of certain information of the Company.  He is also prohibited from competing with, or soliciting employees from, the Company for a period of 12 months after termination of his employment.

The employment agreement between Mr. Boutin and the Company, included as Exhibit 10.2 to this Amendment, is incorporated herein by reference.  The term of this agreement commences January 1, 2007 and continues until August 31, 2012, unless earlier terminated or further renewed in accordance with the agreement.  Mr. Boutin is employed as a special advisor to the Company's Board of Directors and is to receive an annual salary of $25,800.  In the event Mr. Boutin is terminated by the Company without cause, or terminates the agreement before August 31, 2012 for "Good Reason" (as defined in the agreement), he is entitled to receive all payments that would have been due him under the agreement in a single lump-sum "grossed up" amount provided he sign a release in favor of the Company.  Under the agreement, Mr. Boutin is obligated to maintain the confidentiality of certain information of the Company.  He is also prohibited from competing with, or soliciting employees from, the Company for a period of 12 months after termination of his employment.

Item 9.01. Financial Statements and Exhibits

(c).	The following exhibits are included with this Report:

	Exhibit No.	Description
	10.1	Employment Agreement with Michael R. Tuttle
	10.2	Employment Agreement with Joseph L. Boutin

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCHANTS BANCSHARES, INC.

Date:	December 28, 2006	/s/ Janet P. Spitler

Janet P. Spitler Chief Financial Officer & Treasurer

Exhibit 10.1
Exhibit 10.2

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